Exhibit 21
CERTAIN SUBSIDIARIES OF MARKEL CORPORATION

Subsidiary	State or Other Jurisdiction of Incorporation or Organization

Essentia Insurance Company	Missouri
Markel Insurance Company	Illinois
Markel American Insurance Company	Virginia
Evanston Insurance Company	Illinois
Markel Surety Corporation	Delaware
SureTec Insurance Company	Texas
SureTec Indemnity Company	California
State National Companies, Inc.	Delaware
SNC Financial GP, LLC	Nevada
SNC Financial LP, LLC	Nevada
T.B.A. Insurance Group, Ltd.	Texas
State National Intermediate Holdings, Inc.	Texas
State National Insurance Company, Inc.	Texas
National Specialty Insurance Company	Texas
United Specialty Insurance Company	Delaware
City National Insurance Company	Texas
Independent Specialty Insurance Company	Delaware
Markel Aspen, Inc.	Delaware
FirstComp Insurance Company	Nebraska
Markel International Holdings (Delaware) Limited	Delaware
Markel International Limited	England
Markel Capital Holdings Limited	England
Markel Capital Limited	England
Markel International Insurance Company Limited	England
Markel Syndicate Management Limited	England
Alterra Capital UK Limited	England
Alterra at Lloyd's Limited	England
Alterra Corporate Capital 2 Limited	England
Alterra Corporate Capital 3 Limited	England
Alterra Corporate Capital 4 Limited	England
Alterra Corporate Capital 5 Limited	England
Alterra Corporate Capital 6 Limited	England
Markel Underwriting Services Limited	England
Markel Servicios S.A.	Argentina
Galleon Marine Insurance Agency Limited	England
JanJer Limited	England
Abbey Protection Limited	England
Abbey Protection Group Ltd.	England
Abbey Legal Holdings Limited	England
Abbey Legal Protection Limited	England
Abbey Tax & Consultancy Services Limited	England
Effective Tax Solutions Ltd	England
Gabelle MTR Limited	England
ACCTX Consulting Limited	England
ACCTX UK Limited	England
Accountax Law Limited	England
LHS Solicitors LLP	England
EC Insurance Company Limited	England
MINT Canadian Specialty Underwriters Limited	Canada
Markel Canada Limited	Canada
Alterra Capital Holdings Limited	Bermuda
Alterra Capital America Limited	England

Alterra USA Holdings Limited	Delaware
Alterra Finance LLC	Delaware
Alterra Insurance USA Inc.	Delaware
Markel Global Reinsurance Company	Delaware
Alterra America Insurance Company	Delaware
Alterra Capital Services Limited	Ireland
Alterra Holdings Limited	Bermuda
Alterra Agency Limited	Bermuda
New Point Re III Limited	Bermuda
Alterra Capital Brazil Limited	England
Markel Participações Ltda.	Brazil
Markel Resseguradora do Brasil S.A.	Brazil
Markel Seguradora do Brasil SA	Brazil
Markel Bermuda Limited	Bermuda
Alterra Diversified Strategies Limited	Bermuda
Markel CATCo Investment Management Ltd.	Bermuda
Markel Service, Incorporated	Virginia
Thompson Insurance Enterprises, LLC	Delaware
Markel Ventures, Inc.	Virginia
Eagle Construction of Va., LLC	Virginia
Eagle Realty of Virginia, LLC	Virginia
Innslake Title Agency, LLC	Virginia
Eagle Construction of Va. Properties, LLC	Virginia
Eagle Commercial Construction, LLC	Virginia
Eagle Commercial Realty, LLC	Virginia
Precision Realty, LLC	Virginia
Ellicott Dredge Enterprises, LLC	Maryland
Ellicott Dredges, LLC	Maryland
Baltimore Dredge International, Inc.	Maryland
Liquid Waste Technology, LLC	Maryland
Rohr International Dredge Co., LLC	Maryland
Rohr Dredge North America, LLC	Maryland
Rohr International Dredge Holdings, Inc.	Maryland
Rohr Bagger GmbH	Germany
Rohr France, societie responsibilitie limitee	France
IDRECO B.V.	The Netherlands
Tennessee Dredge Company, LLC	Maryland
Markel Food Group, Inc.	Virginia
AMF Automation Technologies, LLC	Virginia
Baking Technology Systems, Inc.	Georgia
Solbern, Inc.	Virginia
Reading Bakery Systems, Inc.	Pennsylvania
Tromp Group Americas, LLC	Virginia
Tromp Group B.V.	The Netherlands
Panel Specialists, Inc.	Texas
ParkLand Ventures, Inc.	Virginia
Havco WP LLC	Delaware
Diamond Healthcare Corporation	Virginia
RD Holdings, LLC	Virginia
Retail Data, LLC	Virginia
PMD Holdings, Inc.	Virginia
PartnerMD, LLC	Virginia
WI Holdings Inc.	Pennsylvania
Weldship Industries, LLC	New Jersey
Texas Trailer Corporation, LLC	Texas
Weldship, LLC	Pennsylvania
Cottrell, Inc.	Georgia
Cottrell Properties, L.P.	Georgia

Cottrell Enterprises, Inc.	Georgia
CapTech Ventures, Inc.	Virginia
P1, Inc.	Delaware
P2, Inc.	Delaware
Costa Farms Holdings, LLC	Florida
Gardenvision, LLC	Florida
Costa Carolina Operations, LLC	North Carolina
PM Transport of Florida, LLC	Florida
EIC Credit, LLC	Virginia
Markel Eagle Investment, LLC	Virginia
Markel Eagle Investment II, LLC	Virginia
Markel West, Inc.	California
Black/White & Associates Insurance Brokers	California
Prairie State Administrative Services, Inc.	Illinois
Markel-Gayner Asset Management Corporation	Virginia
Markel Properties, LLC	Virginia
Mark IV Realty Corporation	Virginia
Schultz-Markel Associates, LLC	Delaware
Schultz Markel II, LLC	New Jersey
Markel Holdings Netherlands B.V.	The Netherlands
Markel Holdings GmbH	Germany